Exhibit 99.1

PRESS RELEASE
PureCycle Technologies Provides Second Quarter 2022 Update

-Project debt financing to fund Augusta’s first two purification lines and three East Coast PreP facilities expected to be completed by the fourth quarter.

-Received FDA prenotification letter confirming that the company will receive an agency opinion letter for the use of food-grade post-industrial recycled materials for all food types under Conditions of Use A-H, and a Letter of No Objection (LNO) for all food types under Conditions of Use E-G for food-grade post-consumer (stadium trash) recycled feedstock.
-PureCycle’s flagship purification facility in Ironton, Ohio, (“Ironton”) remains on schedule, targeting mechanical completion in the fourth quarter 2022 and expected pellet production by year-end 2022.

(ORLANDO, Florida – August 11, 2022) – PureCycle Technologies, Inc. ("PureCycle” or “the Company") (NASDAQ: PCT), a U.S.-based company revolutionizing plastic recycling, today announced a corporate update and financial results for the second quarter ending June 30, 2022.

Management Commentary
Dustin Olson, PureCycle’s Chief Executive Officer, said, “PureCycle continued to build on its operational momentum during the second quarter of 2022 and execute against its strategic growth plan. The operational start-up of our flagship facility in Ironton remains on track and marks a significant milestone in PureCycle’s commercial path to addressing the global plastic waste crisis. Our Augusta multi-line purification facility build-out is underway, with startup now expected to be in the first quarter of 2024. We continued to expand our feedstock supply network, with full allocation of Ironton and the first two lines in Augusta through multi-year commitments.

“PureCycle remains steadfast in its mission to advance the sustainable plastic revolution through its unique purification process. Our inaugural ESG report highlights PureCycle’s commitment to sustainability with LCA data expecting to support a lower carbon footprint and reduction in energy expenditure as compared to traditional plastic production. PureCycle aims to mitigate its environmental footprint through proactive evaluation of operational impacts from preprocessing through pellet production. We look forward to updating the market with a more in-depth evaluation once our Ironton facility becomes fully operational.”

Larry Somma, PureCycle’s Chief Financial Officer, added, “We are pleased that project debt financing is expected to be completed by the fourth quarter of 2022. Upon the anticipated closing of this transaction, we expect to have sufficient capital to fund Augusta’s first two purification lines and three East Coast PreP facilities.”

Operational Update
PureCycle’s flagship purification facility in Ironton remains on track with mechanical completion expected in the fourth quarter 2022 followed by initial pellet production by year-end. We are in the final phases of construction with 14 of the 26 modules delivered and lifted into place. In addition, PureCycle is nearing completion of its feed preprocessing (“PreP”) build out and full commissioning is underway. The Ironton purification facility will have an annual capacity of 107 million pounds per year of Ultra-Pure Recycled (“UPR”) resin.

During the second quarter, the Company’s engineering, procurement, and construction activities at its first multi-line purification facility in Augusta continued to make progress. Due to the current economic climate, current projections anticipate mechanical completion, startup, and full commissioning in 2024. The PureCycle team is integrating lessons learned, and improvements from the Ironton construction into the Augusta development, which we expect will improve installation efficiency.

On May 25, 2022, PureCycle received a prenotification letter from the United States Food and Drug Administration (FDA) confirming that the company will receive an agency opinion letter for the use of food-grade post-industrial recycled materials for all food types under Conditions of Use A-H, and a Letter of No Objection (LNO) for all food types under Conditions of Use E-G for food-grade post-consumer (stadium trash) recycled feedstock. The Company currently plans for additional testing and intends to make further LNO submissions for additional Post-Consumer Recycled (PCR) sources and expanded conditions of use.

The Company recently announced three leadership changes effective August 5, 2022. Mike Otworth, Chairman of the Board of Directors and CEO of PureCycle, resigned and Dustin Olson, PureCycle's Chief Operating Officer and Chief Manufacturing Officer, was promoted to the role of CEO and joined the Company’s Board of Directors. Mr. Olson has been with PureCycle since January 2021, leading technical, manufacturing and project operations. Dan Coombs, a current member of PureCycle's Board of Directors, was appointed, upon Mr. Otworth’s departure, to the newly created position of Executive Chairman of the Board of Directors.

Feedstock and Commercial Update
PureCycle has continued to advance the feedstock procurement pipeline, with approximately 329 million pounds of polypropylene under Letter of Intent (LOI), to fully supply the first two lines of PureCycle’s Augusta’s purification facility. The Company continues to focus on securing feed for additional feedstock capacity and is actively targeting feed streams that are currently being landfilled or incinerated. PureCycle’s current feedstock supply pipeline comprises three diverse types of waste streams: post-consumer non-curbside, post-consumer curbside, and post-industrial. During the second quarter, PureCycle’s PureZero program expanded its recycling partnerships to include the Jacksonville Jaguars and is continuing with an expanded list of targets outside of stadium venues to advance PureZero concepts.

Augusta’s purification lines 1 and 2 are currently 70% allocated through multi-year offtake contractual agreements and commitments, with notable volume derived from packaging converters. PureCycle continues to make progress on negotiations for the remaining 30% of available offtake. The market’s continuing interest in PureCycle’s UPR resin is demonstrated through the full offtake allocation of the Ironton facility and the acceptance of its Feedstock+ pricing model being implemented at Augusta.

To enhance feedstock supply for the Augusta multi-line purification facility and maximize transportation efficiencies, the Company is continuing to develop three regional feedstock PreP facilities along the East Coast. PureCycle currently anticipates its first regional PreP facility in Central Florida to be operational during the fourth quarter of 2022, with an annual sorting capacity of 115 million pounds of mixed plastic. During the second quarter, PureCycle selected two new locations to supply the Augusta multi-line purification facility: Denver, Pennsylvania, and on-site at the Augusta, Georgia facility. Additionally, the Company anticipates PreP facilities in Denver, Pennsylvania and Augusta, Georgia to be operational in the second half of 2023. The Denver, Pennsylvania PreP facility is expected to have a sort capacity of 175 million pounds annually and the Augusta PreP facility is expected to have a sort capacity of 263 million pounds and wash capacity of 331 million pounds annually.

Liquidity and Capital Resources
As of June 30, 2022, the Company had total liquidity of $516.4 million including $349.8 million of cash, cash equivalents and debt securities available for sale and $166.6 million in restricted cash. PureCycle had $249.6 million in debt and accrued interest, less $16.6 million of discount and issuance costs as of June 30, 2022. PureCycle’s Ironton flagship purification facility’s budget estimate is approximately $300 million, which was primarily funded through bond financing.

Conference Call
The Company will hold a conference call Friday, August 12 at 11:00 a.m. ET to provide an update on recent corporate developments, including activity from the second quarter and updated future strategic plans.
Second Quarter 2022 Conference Call Details
Date:                 Friday, August 12, 2022
Time:                 11:00 a.m. ET
Participant Registration:     [Link Here]
Please register for the conference call using the above link in advance of the call start time. The webcast platform will register your name and organization as well as provide dial-ins numbers and a unique access pin. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.
The conference call will have a live Q&A session and be available for replay here and on the Company’s website at www.purecycle.com. Please note there will no longer be a telephonic replay.
A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through August 12, 2023.

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Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 entitled “Risk Factors,” those discussed and identified in public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by PCT and the following:

•PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT's UPR resin in food grade applications (both in the United States and abroad);

•PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT's facilities (both in the United States and abroad);
•expectations and changes regarding PCT's strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT's ability to invest in growth initiatives;
•PCT's ability to scale and build the Ironton facility in a timely and cost-effective manner;
•PCT's ability to complete the necessary funding with respect to, and complete the construction of the Augusta facility, its first U.S. cluster facility located in Augusta, Georgia, in a timely and cost-effective manner;
•PCT's ability to sort and process polypropylene plastic waste at its plastic waste prep ("Feed PreP") facilities;
•PCT's ability to maintain exclusivity under the Procter & Gamble Company license;
•the implementation, market acceptance and success of PCT's business model and growth strategy;
•the success or profitability of PCT's offtake arrangements;
•the ability to source feedstock with a high polypropylene content;
•PCT's future capital requirements and sources and uses of cash;
•PCT's ability to obtain funding for its operations and future growth;
•developments and projections relating to PCT's competitors and industry;
•the outcome of any legal or regulatory proceedings to which PCT is, or may become a party, including the recently filed securities class action case;
•the ability to recognize the anticipated benefits of the previously announced business combination consummated on March 17, 2021;
•unexpected costs related to the business combination;
•geopolitical risk and changes in applicable laws or regulations;
•the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors;
•changes in the prices and availability of labor (including labor shortages), transportation and materials, including significant inflation, and PCT's ability to obtain them in a timely and cost-effective manner;
•the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms;
•operational risk; and
•the risk that the COVID-19 pandemic, including any new and emerging variants and the efficacy and distribution of vaccines, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT's business operations, as well as PCT's financial condition and results of operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About PureCycle Technologies
PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process is designed to remove color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) plastic that can be recycled and reused over and over again, changing our relationship with plastic. www.purecycle.com

Investor Relations Contact:
Charles Place
cplace@purecycle.com
689.233.3595

Media Contact:
Anna Farrar
afarrar@purecycle.com
954.647.7059